UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2011

HORIZON LINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32627	74-3123672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4064 Colony Road, Suite 200

Charlotte, North Carolina 28211

(Address of Principal Executive Offices, including Zip Code)

(704) 973-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On October 5, 2011, Horizon Lines, Inc. (the “Company”) completed its previously disclosed offer to exchange $327,766,000 in aggregate principal amount of its 4.25% Convertible Senior Notes due 2012 (the “Old Notes”), representing 99.3% of the aggregate principal amount of the Old Notes outstanding, for (i) 25,087,141 shares of its common stock (the “Common Stock”), (ii) 24,574,375 warrants to purchase shares of its common stock (the “Warrants”) and (iii) $178,781,456 in aggregate principal amount of new 6.00% Series A Convertible Senior Secured Notes due 2017 (the “Series A Notes”) and $99,323,032 in aggregate principal amount of new 6.00% Series B Mandatorily Convertible Senior Secured Notes (the “Series B Notes” and, together with the Series A Notes, the “New Notes”). The exchange offer expired at 5:00 p.m., New York City time, on October 3, 2011.

Concurrently with the exchange offer, the Company obtained consents from the participating holders and entered into a supplemental indenture to the indenture governing the Old Notes in connection with certain amendments to eliminate or amend substantially all of the restrictive covenants, and modify certain of the events of default and various other provisions.

The exchange offer and consent solicitation are described in the prospectus, dated October 3, 2011 (the “Prospectus”), filed pursuant to Rule 424(b)(3) of the Securities Act of 1933, as amended (the “Securities Act”), on October 3, 2011.

Concurrently with the consummation of the exchange offer, Horizon Lines, LLC, a wholly-owned subsidiary of the Company, issued (i) $225.0 million aggregate principal amount of new 11.00% First-Lien Senior Secured Notes due 2016 (the “First Lien Secured Notes”) and (ii) $100.0 million of new 13.00%-15.00% Second-Lien Senior Secured Notes due 2016 (the “Second Lien Secured Notes”). Horizon Lines, LLC as borrower also entered into a new $100.0 million asset-based revolving credit facility (the “New ABL Facility”) at the consummation of the exchange offer.

Item 1.01. Entry into a Material Definitive Agreement.

The New Series A and Series B Notes

Indenture

As part of the exchange offer, on October 5, 2011, the Company issued $178,781,456 aggregate principal amount of its Series A Notes and $99,323,032 aggregate principal amount of its Series B Notes. The Series A Notes and the Series B Notes are each fully and unconditionally guaranteed by all of the Company’s domestic subsidiaries (collectively, the “Notes Guarantors”).

The New Notes were issued pursuant to an Indenture, which the Company and the Guarantors entered into with U.S. Bank National Association, as trustee and collateral agent, on October 5, 2011 (the “New Notes Indenture”).

The New Notes will bear interest at a rate of 6.00% per annum, payable semi-annually. The Series A Notes will mature on April 15, 2017 and are convertible, at the option of the holders, and at the Company’s option under certain circumstances beginning on the one-year anniversary of the issuance of the Series A Notes, into shares of the Company’s Common Stock or Warrants, as the case may be. The Series B Notes are mandatorily convertible into shares of the Company’s Common Stock or Warrants, as the case may be, in two equal installments of $49.7 million each on the three-month and nine-month anniversaries of the consummation of the exchange offer, subject to certain conditions.

Registration Rights Agreement

On October 5, 2011, the Company and each of the New Notes Guarantors entered into a registration rights agreement relating to the New Notes (the “New Notes Registration Rights Agreement”). Pursuant to the New Notes Registration Rights Agreement, the Company agreed to use its commercially reasonable efforts to file with the SEC a shelf registration statement (the “Shelf Registration Statement”) on Form S-1 or Form S-3, as applicable, covering the resale by eligible holders of the Series A Notes,

Common Stock and Warrants issuable upon conversion of the Series A Notes and the Series B Notes, and any other Common Stock and Warrants held by them, on a delayed or continuous basis, within 60 days following the date the Series A Notes and the Series B Notes were issued, and to cause such Shelf Registration Statement to be declared effective under the Securities Act by no later than the 180th day following such date. Under the terms of the New Notes Indenture and the Series B Notes, the Company will not be permitted to effect the second mandatory conversion of the Series B Notes unless the Shelf Registration Statement is effective under the Securities Act as of the time of such conversion.

The foregoing description of the New Notes Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the New Notes Registration Rights Agreement which is filed as an exhibit hereto and is incorporated by reference herein.

The Warrants

As part of the exchange offer, on October 5, 2011, the Company issued 24,574,375 Warrants.

The Warrants were issued pursuant to a Warrant Agreement, which the Company entered into with The Bank of New York Mellon Trust Company, N.A, as warrant agent, on October 5, 2011 (the “Warrant Agreement”).

Pursuant to the Warrant Agreement, each Warrant entitles the holder to purchase one share of Common Stock at a price of $0.01 per share, subject to adjustment in certain circumstances. In lieu of payment of the exercise price, a Warrant holder will have the right (but not the obligation) to require the Company to convert its Warrants, in whole or in part, into shares of its Common Stock, and the Company will withhold, from the shares of Common Stock that would otherwise be delivered to such Warrant holder, shares issuable upon exercise of the Warrants equal in value to the aggregate exercise price.

Notwithstanding the foregoing, Warrant holders will not be permitted to exercise or convert their Warrants if and to the extent that the shares of Common Stock issuable upon exercise or conversion would constitute “excess shares” (as defined in the Company’s certificate of incorporation) if they were issued. In addition, a Warrant holder who cannot establish to the Company’s reasonable satisfaction that it (or, if not the holder, the person that the holder has designated to receive the Common Stock upon exercise or conversion) is a United States citizen, will not be permitted to exercise or convert its Warrants to the extent the receipt of the Common Stock upon exercise or conversion would cause such person or any person whose ownership position would be aggregated with that of such person to exceed 4.9% of the Company’s outstanding Common Stock.

The foregoing descriptions of the Warrants (a form of which is attached as an exhibit to the Warrant Agreement) and the Warrant Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Warrants and the Warrant Agreement, each of which is filed as an exhibit hereto and is incorporated by reference herein.

Supplemental Indenture

On October 5, 2011, the Company and The Bank of New York Mellon Trust Company, N.A., the trustee for the Old Notes, entered into a supplemental indenture to the indenture governing the Old Notes (the “Old Indenture”) to provide for, among other things, the following: (i) releasing the Company from the restrictions or its obligations, as the case may be, under the Sections 7.01 (“Company May Consolidate, Etc., Only on Certain Terms”), 10.02 (“Maintenance of Offices or Agencies”), 10.03 (“Existence”), 10.05 (“Money for Note Payments to Be Held in Trust”), 10.07 (“Delivery of Certain Information”) and 10.08 (“Registration Rights”) under the Old Indenture; (ii) amending the Old Indenture to delete in their entirety, including all references therein, the events of default described in Section 5.01(d), (e), (f), (g), (h), (i) and (j) such that the these events of default shall no longer constitute Events of Default and (iii) deleting all definitions set forth in Section 1.01 of the Old Indenture that relate to defined terms used solely in the covenants or sections deleted by the Supplemental Indenture.

The foregoing description of the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Supplemental Indenture, which is filed as an exhibit hereto and is incorporated by reference herein.

First Lien Secured Notes

On October 5, 2011, Horizon Lines, LLC (“OpCo”), a wholly-owned subsidiary of the Company, completed the sale of $225.0 million aggregate principal amount of its First Lien Secured Notes. The First Lien Secured Notes are fully and unconditionally guaranteed by the Company and the other Notes Guarantors.

The First Lien Secured Notes were sold pursuant to a purchase agreement (the “First Lien Purchase Agreement”) dated October 5, 2011 among OpCo, the Company (as guarantor), the other Notes Guarantors and the Purchasers named therein. The First Lien Purchase Agreement contains customary representations, warranties and agreements of OpCo, the Company, the other Notes Guarantors and the Purchasers, conditions to the closing, indemnification rights and obligations of the parties and termination provisions. The First Lien Secured Notes were issued pursuant to an Indenture, which OpCo, the Company and the other Notes Guarantors entered into with U.S. Bank National Association, as trustee and collateral agent, on October 5, 2011 (the “First Lien Indenture”).

The First Lien Secured Notes bear interest at a rate of 11.0% per annum, payable semiannually, beginning on April 15, 2012 and mature on October 15, 2016. Other material terms include:

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Call Protection. The First Lien Secured Notes are callable at 101.5% of their aggregate principal amount, plus accrued and unpaid interest thereon in the first year after their issuance and at par plus accrued and unpaid interest thereafter.

•	Mandatory Prepayment. Under the First Lien Secured Notes, the Company will be obligated to make mandatory prepayments on an annual basis of 1%.

•

Collateral. Subject to agreed upon permitted liens and except for certain excluded assets and other exceptions (including agreed upon post issuance periods to create and perfect certain liens on collateral), the First Lien Secured Notes are secured by a first priority lien on all Secured Notes Priority Collateral and a second priority lien on all ABL Priority Collateral (each as defined below).

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Covenants. The First Lien Secured Notes contain affirmative and negative covenants which are typical for senior secured high-yield notes with no maintenance based covenants. The First Lien Secured Notes contain other covenants, including: change of control put at 101% (subject to a permitted holder exception); limitation on asset sales; limitation on incurrence of indebtedness and preferred stock; limitation on restricted payments; limitation on restricted investments; limitation on liens; limitation on dividend blockers; limitation on affiliate transactions; limitation on sale/leaseback transactions materially consistent with such limitations currently in place under the Company’s existing loan documentation; limitation on guarantees by restricted subsidiaries; and limitation on mergers, consolidations and sales of all/substantially all of the assets of the Company.

These covenants are subject to important exceptions and qualifications.

•

Fee. The Company is obligated to pay a 2.0% cash commitment fee payable on the full $225 million of First Lien Secured Notes. 50% of the commitment fee was due upfront upon entry into the associated commitment letter, and the remaining 50% will be due upon closing of the refinancing.

OpCo, the Company and the other Notes Guarantors also entered into a registration rights agreement with the Purchasers named in the First Lien Purchase Agreement (the “First Lien Registration Rights Agreement”). The Company will be obligated to complete an A/B Exchange Offer as soon as practicable but in no event later than 180 days after the issuance of the First Lien Secured Notes. If the Company does not complete the A/B Exchange Offer within the 180 day period, this will result in a “registration default” and 0.25% of additional interest per 90 days of “registration default” will be added to the interest payable on the First Lien Secured Notes, up to a maximum of 1.00% of additional interest.

The First Lien Secured Notes were offered and sold to certain purchasers participating in the exchange offer pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act.

The foregoing descriptions of the First Lien Purchase Agreement and the First Lien Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the First Lien Purchase Agreement and the First Lien Registration Rights Agreement, each of which is filed as an exhibit hereto and is incorporated by reference herein.

Second Lien Secured Notes

On October 5, 2011, OpCo completed the sale of $100.0 million aggregate principal amount of its Second Lien Secured Notes. The Second Lien Secured Notes are fully and unconditionally guaranteed by the Notes Guarantors. The proceeds from the First Lien Secured Notes and the Second Lien Secured Notes were used, among other things, to satisfy in full the Company’s obligations outstanding under its previous first-lien revolving credit facility and term loan, which totaled $265.0 million on October 5, 2011.

The Second Lien Secured Notes were sold pursuant to a purchase agreement (the “Second Lien Purchase Agreement”) dated October 5, 2011 among OpCo, the Company (as guarantor), the other Notes Guarantors and the Purchasers named therein. The Second Lien Purchase Agreement contains customary representations, warranties and agreements of OpCo, the Company, the other Notes Guarantors and the Purchasers, conditions to the closing, indemnification rights and obligations of the parties and termination provisions. The Second Lien Secured Notes were issued pursuant to an Indenture, which OpCo, the Company (as guarantor) and the other Notes Guarantors entered into with U.S. Bank National Association, as trustee and collateral agent, on October 5, 2011 (the “Second Lien Indenture”).

The Second Lien Secured Notes bear interest at a rate of either: (i) 13% per annum, payable semi-annually in cash in arrears; (ii) 14% per annum, 50% of which payable semi-annually in cash in arrears and 50% payable in kind; or (iii) 15% per annum payable in kind, payable semiannually, beginning on April 15, 2012, and mature on October 15, 2016. Other material terms of the Second Lien Secured Notes include:

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Call Protection. The Second Lien Secured Notes are non-callable for 2 years from the date of their issuance, and thereafter the Second Lien Secured Notes will be callable at (i) 106% of their aggregate principal amount, plus accrued and unpaid interest thereon in the third year, (ii) 103% of their aggregate principal amount, plus accrued and unpaid interest thereon in the fourth year, and (iii) at par plus accrued and unpaid interest thereafter.

•

Collateral. Subject to agreed upon permitted liens and except for certain excluded assets and other exceptions (including agreed upon post issuance periods to create and perfect certain liens on collateral), the Second Lien Secured Notes are secured by a second priority lien on all Secured Notes Priority Collateral and a third priority lien on all ABL Priority Collateral (each as defined below).

•

Covenants. The Second Lien Secured Notes contain affirmative and negative covenants which are typical for senior secured high-yield notes with no maintenance based covenants. The Second Lien Secured Notes contain other covenants, including: change of control put at 101% (subject to a permitted holder exception); limitation on asset sales; limitation on incurrence of indebtedness and preferred stock; limitation on restricted payments; limitation on restricted investments; limitation on liens; limitation on dividend blockers; limitation on affiliate transactions; limitation on sale/leaseback transactions materially consistent with such limitations currently in place under the Company’s existing loan documentation; limitation on guarantees by restricted subsidiaries; and limitation on mergers, consolidations and sales of all/substantially all of the assets of the Company.

These covenants are subject to important exceptions and qualifications.

•

Fee. The Company will be obligated to pay a 2.0% cash commitment fee payable on the full $100 million of Second Lien Secured Notes. 50% of the commitment fee was paid upfront upon entry into the associated commitment letter, and the remaining 50% will be due upon closing of the refinancing.

OpCo, the Company and the other Guarantors also entered into a registration rights agreement with the Purchasers named in the Second Lien Purchase Agreement (the “Second Lien Registration Rights Agreement”). The Company will be obligated to complete an A/B Exchange Offer as soon as practicable but in no event later than 180 days after the issuance of the Second Lien Secured Notes and Second Lien Secured Notes (described below). If the Company does not complete the A/B Exchange Offer within the 180 day period, this will result in a “registration default” and 0.25% of additional interest per 90 days of “registration default” will be added to the interest payable on the Second Lien Secured Notes, up to a maximum of 1.00% of additional interest.

The Second Lien Secured Notes were offered and sold to certain purchasers participating in the exchange offer pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act.

The foregoing descriptions of the Second Lien Purchase Agreement and the Second Lien Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Second Lien Purchase Agreement and the Second Lien Registration Rights Agreement, each of which is filed as an exhibit hereto and is incorporated by reference herein.

New ABL Facility

In connection with the recapitalization plan, on October 5, 2011, the Company entered into a $100.0 million asset-based revolving credit facility (the “New ABL Facility”) with Wells Fargo Capital Finance, LLC (“Wells Fargo”).

Use of the New ABL Facility is subject to compliance with a customary borrowing base limitation. The New ABL Facility includes an up to $30.0 million letter of credit sub-facility and a swingline sub-facility up to $15.0 million, with Wells Fargo serving as administrative agent and collateral agent. Horizon Lines, LLC is the borrower under the New ABL Facility (the “Borrower”). The Company, each of the initial New Notes Guarantors and each of the Company’s present and future material domestic subsidiaries guarantee the obligations of the Borrower, subject to certain exceptions (each such subsidiary a “New ABL Facility Guarantor” and collectively, the “New ABL Facility Guarantors”, and together with the Borrower, the “ABL Loan Parties”). The Borrower has the option to request increases in the maximum commitment under the New ABL Facility by up to $25 million in the aggregate; however, such incremental facility increases have not been committed to in advance. The New ABL Facility was used on the closing date for the rollover of certain issued and outstanding letters of credit and thereafter will be used by the Borrower and the other ABL Loan Parties for working capital and other general corporate purposes.

The New ABL Facility matures October 5, 2016 (but 90 days earlier if the First Lien Secured Notes and the Second Lien Secured Notes are not repaid or refinanced as of such date).

The interest rate on the New ABL Facility is LIBOR or a base rate plus an applicable margin based on leverage and excess availability ranging from (i) 1.25% to 2.75%, in the case of base rate loans and (ii) 2.25% to 3.75%, in the case of LIBOR loans. A fee ranging from .375% to .50% per annum will accrue on unutilized commitments under the New ABL Facility.

Subject to permitted liens and except for certain excluded assets and other exceptions (including agreed upon post closing periods to create and perfect certain liens on collateral), the New ABL Facility is secured by (i) a first priority lien on the ABL Loan Parties’ interest in accounts receivable, deposit accounts, securities accounts, investment property (other than equity interests of the subsidiaries and joint ventures of the Company) and cash, in each case with certain exceptions for such assets that are proceeds of Secured Notes Priority Collateral (as defined below); tax refunds and similar tax payments; certain intercompany loans; chattel paper, documents, instruments, letter-of-credit rights, guarantees, supporting obligations, credit enhancements, contract rights, and causes of action, in each case for, evidencing, relating to or substituted for (as applicable) the foregoing; commercial tort claims; general intangibles related to the foregoing; and proceeds, products, and books and records related to the foregoing (collectively, the “ABL Priority Collateral”); and (ii) a fourth priority lien on all or substantially all other assets of the ABL Loan Parties securing the First Lien Secured Notes, the Second Lien Secured Notes and the New Notes (the “Secured Notes Priority Collateral”).

The New ABL Facility requires compliance with a minimum fixed charge coverage ratio test if excess availability is less than the greater of (i) $12.5 million and (ii) 12.5% of the maximum commitment under the New ABL Facility. In addition, the New ABL Facility includes certain customary negative covenants that, subject to certain materiality thresholds, baskets and other agreed upon exceptions and qualifications, will limit, among other things, indebtedness, liens, asset sales and other dispositions, mergers, liquidations, dissolutions and other fundamental changes, investments and acquisitions, dividends, distributions on equity or redemptions and repurchases of capital stock, transactions with affiliates, repayments of certain debt, conduct of business and change of control. The New ABL Facility also contain certain customary representations and warranties, affirmative covenants and events of default, as well as provisions requiring compliance with applicable citizenship requirements of the Jones Act.

The foregoing description of the New ABL Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the New ABL Facility, which is filed as an exhibit hereto and is incorporated by reference herein.

Security Documents

On October 5, 2011, Opco, the Company, the other New Notes Guarantors and U.S. Bank National Association, as collateral agent, entered into security agreements, vessel mortgages and other collateral documents relating to each of the ABL Facility, the New Notes, the First Lien Secured Notes and the Second Lien Secured Notes (collectively, the “Security Agreements”). Under each of the Security Agreements, Opco, the Company and the other New Notes Guarantors under each of the ABL Facility, the New Notes, the First Lien Secured Notes and the Second Lien Secured Notes agreed to grant continuing security interests in and to substantially all of their assets in order to secure the prompt and complete payment, observance and performance of, among other things, the ABL Facility, the New Notes, the First Lien Secured Notes and the Second Lien Secured Notes.

Intercreditor Agreement

On October 5, 2011, the Company, the Opco and the New Notes Guarantors entered into an intercreditor agreement (the “Intercreditor Agreement”) with U.S. Bank National Association, as the First-Lien Notes Agent, the Second-Lien Notes Agent and the Third-Lien Notes Agent, and Wells Fargo Capital Finance, LLC, as the initial ABL Agent (the “Collateral Agent”), that set forth the relative priority of the liens under the New ABL Facility, the First Lien Secured Notes, the Second Lien Secured Notes and the New Notes, as well as certain other rights, priorities and interests of the holders of the New Notes and the holders of other permitted and additional obligations, the First Lien Secured Notes, the Second Lien Secured Notes and the holders of obligations under the New ABL Facility and certain bank products.

The foregoing description of the Intercreditor Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Intercreditor Agreement, which is filed as an exhibit hereto and is incorporated by reference herein.

Amendment to the Restructuring Support Agreement

On October 3, 2011, the Company and certain of its subsidiaries entered into an amendment to the Restructuring Support Agreement (the “Amendment”) with the requisite consent of certain holders (the “Exchanging Holders”) of its Old Notes. The Amendment modifies the previously announced Restructuring Support Agreement, dated August 26, 2011, as amended by the First Amendment to the Restructuring Support Agreement dated September 29, 2011, between the Exchanging Holders and the Company.

The Amendment clarifies certain understandings regarding post-closing corporate governance-related items contained in the First Amendment to the Restructuring Agreement, including that the Exchanging Holders will designate seven director nominees to the Company’s board of directors, and the Company will use reasonable best efforts to cause the board of directors to expand to comprise eleven directors

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as an exhibit hereto and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 under the captions “The New Series A and Series B Notes,” “First Lien Secured Notes,” “Second Lien Secured Notes” and “New ABL Facility” are incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

On October 5, 2011, the Company and the trustee under the Old Indenture relating to the Old Notes entered into a Supplemental Indenture which materially modified the rights of noteholders who did not tender their Old Notes in the exchange offer. The information in Item 1.01 under the caption “Supplemental Indenture” is responsive to this item and is incorporated herein by reference.

5.01 Changes in Control of Registrant.

The information set forth in the “Explanatory Note” and the section entitled “Amendment to the Restructuring Support Agreement” in Item 1.01 hereof are incorporated herein by reference in connection with arrangements the operation of which may at a subsequent date result in a change of control of the Company.

Item 8.01 Other Events.

On October 5, 2011, the Company announced that it has completed a comprehensive refinancing of its entire capital structure. The new capital structure addresses the Company’s financial needs by providing adequate liquidity to fund continuing operations and the ability to achieve substantial additional debt reduction.

A copy of the press release relating to the completion of the comprehensive refinancing is filed as an exhibit hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibit

4.4	Supplemental Indenture, dated October 5, 2011, among the Company and The Bank of New York Mellon (formerly known as The Bank of New York Trust Company, N.A.), as trustee, relating to the Company’s 4.25% Convertible Senior Notes due 2012

4.5	Warrant Agreement, dated October 5, 2011, among the Company and The Bank of New York Trust Company, N.A., as warrant agent, relating to the Company’s Warrants to purchase shares of its Common Stock.

10.1	Form of Purchase Agreement, dated October 5, 2011, among Horizon Lines, LLC, the Guarantors named therein and the Purchasers named therein, relating to the 11.00% First-Lien Senior Secured Notes due 2016.

10.2	Form of Purchase Agreement, dated October 5, 2011, among Horizon Lines, LLC, the Guarantors named therein and the Purchasers named therein, relating to the Second-Lien Senior Secured Notes due 2016.

10.3	Registration Rights Agreement, dated October 5, 2011, among the Company, the Guarantors named therein and the Purchasers named therein, relating to the 6.00% Series A Convertible Senior Secured Notes due 2017 and 6.00% Series B Mandatorily Convertible Senior Secured Notes.

10.4	Registration Rights Agreement, dated October 5, 2011, among the Company, the Guarantors named therein and the Purchasers named therein, relating to the 11.00% First-Lien Senior Secured Notes due 2016.

10.5	Registration Rights Agreement, dated October 5, 2011, among the Company, the Guarantors named therein and the Purchasers named therein, relating to the Second-Lien Senior Secured Notes due 2016.

10.6	$100.0 million asset-backed revolving credit facility, dated October 5, 2011, among the Company and Wells Fargo Capital Finance, LLC.

10.7	Intercreditor Agreement, dated as of October 5, 2011, among the Company, each of the other Grantors (as defined therein), Wells Fargo Capital Finance, LLC and U.S. Bank National Association.

10.8	Form of Second Amendment to the Restructuring Support Agreement, dated October 3, 2011.

99.1	Press Release of Horizon Lines, Inc. dated October 5, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON LINES, INC.

Date: October 6, 2011	By:	/s/ Michael T. Avara
		Name:	Michael T. Avara
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.4	Supplemental Indenture, dated October 5, 2011, among the Company and The Bank of New York Mellon (formerly known as The Bank of New York Trust Company, N.A.), as trustee, relating to the Company’s 4.25% Convertible Senior Notes due 2012

4.5	Warrant Agreement, dated October 5, 2011, among the Company and The Bank of New York Trust Company, N.A., as warrant agent, relating to the Company’s Warrants to purchase shares of its Common Stock.

10.1	Form of Purchase Agreement, dated October 5, 2011, among Horizon Lines, LLC, the Guarantors named therein and the Purchasers named therein, relating to the 11.00% First-Lien Senior Secured Notes due 2016.

10.2	Form of Purchase Agreement, dated October 5, 2011, among Horizon Lines, LLC, the Guarantors named therein and the Purchasers named therein, relating to the Second-Lien Senior Secured Notes due 2016.

10.3	Registration Rights Agreement, dated October 5, 2011, among the Company, the Guarantors named therein and the Purchasers named therein, relating to the 6.00% Series A Convertible Senior Secured Notes due 2017 and 6.00% Series B Mandatorily Convertible Senior Secured Notes.

10.4	Registration Rights Agreement, dated October 5, 2011, among the Company, the Guarantors named therein and the Purchasers named therein, relating to the 11.00% First-Lien Senior Secured Notes due 2016.

10.5	Registration Rights Agreement, dated October 5, 2011, among the Company, the Guarantors named therein and the Purchasers named therein, relating to the Second-Lien Senior Secured Notes due 2016.

10.6	$100.0 million asset-backed revolving credit facility, dated October 5, 2011, among the Company and Wells Fargo Capital Finance, LLC.

10.7	Intercreditor Agreement, dated as of October 5, 2011, among the Company, each of the other Grantors (as defined therein), Wells Fargo Capital Finance, LLC and U.S. Bank National Association.

10.8	Form of Second Amendment to the Restructuring Support Agreement, dated October 3, 2011.

99.1	Press Release of Horizon Lines, Inc. dated October 5, 2011.

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